Invesco

RULE 12dl-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (the "Agreement"), dated as of January 19, 2022 ("Effective Date"), is made among Northern Lights Fund Trust IV, on behalf of each series listed in Schedule A (each, an "Acquiring Fund") and the Invesco Exchange-Traded Fund Trust, Invesco Exchange- Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange- Traded Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange- Traded Self-Indexed Fund Trust, on behalf of each of their series (except such series listed on Schedule B, as may be amended from time to time), severally and not jointly (each, an "Acquired Fund" and together with the Acquiring Funds, the "Funds").

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment company under the Investment Company Act of 1940, as amended, (the "1940 Act"); and

WHEREAS, Section 12(d)(l)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(l)(B) limits the extent to which a registered open-end investment company, its principal underwriter ("Distributor") or any brokers or dealers registered under the Securities Exchange Act of 1934 ("Brokers") may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, Rule 12dl-4 under the 1940 Act (the "Rule") permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(l)(A) of the 1940 Act, and (ii) registered open-end investment companies, such as the Acquired Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(l)(B) of the 1940 Act, subject to compliance with the conditions of, and in reliance on, the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(l)(A), in reliance on the Rule; and

WHEREAS, an Acquired Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(l)(B) in reliance on the Rule; and

WHEREAS, to date such investments have been governed by a Purchasing Fund Agreement made in reliance on SEC exemptive relief that will be rescinded on the Effective Date;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, Distributor, or Broker may sell shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.

1.	Terms of Investment

(a)   The Funds note that each Acquired Fund operates as an exchange-traded fund and is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for shares of the Acquired Funds can only be submitted by Brokers or other participants of a registered clearing agency (collectively, "Authorized Participants") that have entered into an agreement ("Participation Agreement") with the Acquired Funds' distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the "Basket Policies") that govern creations and redemptions of the Acquired Funds' shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Participation Agreement. The Basket Policies include provisions that govern in- kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund. The Funds believe that these material terms regarding an Acquiring Fund's investment in shares of an Acquired Fund should assist the Acquired Fund's investment adviser with making the required findings under the Rule.

(b)  In order to assist the Acquiring Fund's investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(l)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(l)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(l)(A) or knowing sale of Shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(l)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

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Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in Ineligible Funds (as defined in Schedule B).

4.	Termination of Purchasing Fund Agreement.

The parties hereby mutually agree to terminate the Purchasing Fund Agreement as of the Effective Date of this Fund of Funds Investment Agreement and waive any notice requirement for termination as may be set forth in such Purchasing Fund Agreement.

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:                                                If to the Acquired Fund:

Kevin Swanson                                                             Invesco ETFs

Kingsview Wealth Management, LLC                            3500 Lacey Road, Suite 700

111 W Jackson Blvd, Suite 1140                                     Downers Grove, IL 60515

Fax: 312.488.2635                                                         Attn: General Counsel

Email: kswanson@kingsview.com                                  Email: 12d-1request@invesco.com

Matthew Stolen                                                             With a copy to: Client Contracts

Attn: Compliance Dept.                                                  Email: dealersupport@invesco.com

509 SE 7th Street, Floor 2

Grants Pass, OR 97526

Fax: 312.488.2635

Email: mstolen,kingsview.com

With a copy to:

Wendy Wang

Northern Lights Fund Trust IV 225 Pictoria Drive, Suite 450

Cincinnati, OH 45246 wwang(@.ultimusfundsolutions.com

6.	Term and Termination; Assignment; Amendment

(a)  This Agreement shall be effective for the duration of the Acquired Funds' and the Acquiring Funds' reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

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(b)  This Agreement shall continue until terminated in writing by either party upon 60 days' notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(l)(A) limits in reliance on the Rule.

(c)  This Agreement may not be assigned by either party without the prior written consent of the other.

(d)  This Agreement may be amended, including the addition of Acquiring Funds to Schedule A, only in writing that is signed by each affected party, except that Schedule B to this Agreement may be amended by the Acquired Funds, in their sole discretion.

(e)  In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees-to-look-solely-to-the-individual-Acquiring-Fund(s) that are involved in the matter in controversy and not to any other series of the Acquiring Funds.

(f)  In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that are involved in the matter in controversy and not to any other series of the Acquired Funds.

7.	Miscellaneous

(a)            Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations.

(b)            Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(c)            Sever-ability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

Signatures appear on the following page.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NORTHERN LIGHTS FUND TRUST IV,

On behalf of its series listed on Schedule A

Wendy Wang                              Wendy Wang                /s/ Wendy Wang

Name of Authorized Signer           Print                              Signature

Title: President

INVESCO EXCHANGE-TRADED FUND TRUST INVESCO EXCHANGE-TRADED FUND TRUST II INVESCO INDIA EXCHANGE-TRADED FUND TRUST

INVESCO ACTNELY MANAGED EXCHANGE-TRADED FUND TRUST

INVESCO ACTNELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

Adam Henkel                                   Adam Henkel                          /s/ Adam Henkel

Name of Authorized Signer     Print                                Signature

Title: Secretary

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SCHEDULE A

Applicable Funds

Acquiring Funds

Monarch Ambassador Income ETF (MAMB)

Monarch ProCap ETF (MPRO)

Each a series of Northern Lights Fund Trust IV

SCHEDULEB

Ineligible Funds Effective January 19, 2022

This Schedule B includes Funds that are not permissible for investment by the Acquiring Funds in reliance on this Agreement (the "Ineligible Funds").

This Schedule B may be amended, supplemented, or revised at any time. Upon written notice by Acquired Funds to Acquiring Funds this Schedule B may be maintained on www.invesco.com.

Ineligible Funds under Exchange-Traded Fund Trust

Invesco Global Listed Private Equity ETF (PSP)

Invesco Dow Jones Industrial Average Dividend ETF (DID)

-Invesco-Zacks Mid-Cap ETF (CZA)

Invesco Zacks Multi-Asset Income ETF (CVY) Invesco Raymond James SB-1 Equity ETF (RYJ) Invesco S&P Spin-Off ETF (CSD)

Ineligible Funds under Exchange-Traded Fund Trust II

Invesco CEF Income Composite ETF (PCEF)

Invesco Alerian Galaxy Blockchain Users and Decentralized Commerce ETF (BLKC) Invesco Alerian Galaxy Crypto Economy ETF (SATO)

Invesco KBW High Dividend Yield Financial ETF (KBWD)

Ineligible Funds under Invesco Actively Managed Exchange-Traded Fund Trust

Invesco Balanced Multi-Asset Allocation ETF (PSMB) Invesco Conservative Multi-Asset Allocation ETF (PSMC) Invesco Growth Multi-Asset Allocation ETF (PSMG)

Invesco Moderately Conservative Multi-Asset Allocation ETF (PSMM) Invesco Ultra Short Duration ETF (GSY)

Invesco Total Return Bond ETF (GTO)

Ineligible Funds under Invesco Actively Managed Exchange-Traded Commodity Fund Trust

Invesco Optimum Yield Diversified Commodity Strategy No K-1 (PDBC)

Ineligible Funds under Invesco Exchange-Traded Self-Indexed Fund Trust

Invesco Defensive Equity ETF (DEF)

AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMNT

This Amendment to the Rule 12d1-4 Fund of Funds Investment Agreement (the Amendment") by and between Northern Lights Funds Trust IV, on behalf of each series listed in Schedule A (each an "Acquiring Fund”), and Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange-Traded Self-Indexed Fund Trust, on behalf of each of their series (except such series listed on Schedule B, as may be amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”) dated as of January 19, 2022 (the "Agreement") shall be effective as of May 13, 2022.

WHEREAS, the Acquiring Funds and Acquired Funds desire to amend the Agreement in accordance with the provisions of Section 6(d) thereof;

NOW, THEREFORE, in consideration of the above premises, Acquiring Funds and Acquired Funds hereby agree as follows:

1.	Section 5 is amended to include:

Hafeez Esmail

Main Management ETF Advisors, LLC

601 California Street, Suite 200

San Francisco, California 94108

Email: esmail@mainmgt.com

2.	Schedule A of the Agreement is deleted in its entirety and will be replaced with the following:

Acquiring Funds

Monarch Ambassador Income ETF (MAMB)

Monarch ProCap ETF (MPRO)

Main Sector Rotation ETF

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

NORTHERN LIGHTS FUND TRUST IV,

On behalf of its series listed on Schedule A

By: /s/Wendy Wang

Print Name: Wendy Wang

Title: President

Date: May 13, 2022

INVESCO EXCHANGE-TRADED FUND TRUST

INVESCO EXCHANGE-TRADED FUND TRUST II

INVESCO INDIA EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST

INVESCO EXCHANGE-TRADED SELT-INDEXED FUND TRUST

By: /s/ Adam Henkel

Print Name: Adam Henkel

Title: Secretary

Date: 5/13/2022